UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2008

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 8, 2008, Buckeye Technologies Inc. (the “Company”) awarded bonuses to Executive Officers for the fiscal year ended June 30, 2008, based on Compensation Committee approval.  The named Executive Officers will receive the following bonuses.

John B. Crowe, Chairman and Chief Executive Officer, will receive $316,440 based on the Company’s At-Risk Compensation bonus (“ARC”) program and $38,880 from the All Employee bonus plan.

Steven G. Dean, Senior Vice President and Chief Financial Officer will receive $90,577 based on the Company’s ARC program and $20,237 from the All Employee bonus plan.

Kristopher J. Matula, President and Chief Operating Officer, will receive $206,479 based on the Company’s ARC program and $26,208 from the All Employee bonus plan.

Paul N. Horne, Senior Vice President, Product Development, will receive $90,335 based on the Company’s ARC program and $28,490 from the All Employee bonus plan.

William M. Handel, Senior Vice President, Lean Enterprise, will receive $109,925 based on the Company’s ARC program and $16,416 from the All Employee bonus plan.

Charles S. Aiken, Senior Vice President, Manufacturing and Sustainability, will receive $111,682 based on the Company’s ARC program and $27,528 from the All Employee bonus plan.

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

______________________________________
Steven G. Dean
Sr. Vice President and Chief Financial Officer
August 13, 2008